                                                                     Exhibit 3.2
                                                                     -----------







                                    RESTATED

                                     BYLAWS

                                       OF

                            STERLING SOFTWARE, INC.

                 (Adopted and effective as of October 22, 1999)

                               TABLE OF CONTENTS


                                                                       Page

ARTICLE I - OFFICES.....................................................1
     Section 1.  Registered Office......................................1
     Section 2.  Other Offices..........................................1

ARTICLE II - STOCKHOLDERS...............................................1
     Section 1.  Meetings...............................................1
     Section 2.  Annual Meeting; Advance Notice for New Business........1
     Section 3.  List of Stockholders...................................2
     Section 4.  Special Meetings.......................................3
     Section 5.  Notice.................................................5
     Section 6.  Quorum.................................................5
     Section 7.  Voting.................................................5
     Section 8.  Proxy..................................................5

ARTICLE III - BOARD OF DIRECTORS........................................6
     Section 1.  Board of Directors.....................................6
     Section 2.  Number of Directors; Advance Notice for
                  Nomination of Directors...............................6
     Section 3.  Vacancies..............................................7

ARTICLE IV - MEETINGS OF THE BOARD......................................8
     Section 1.  Meetings...............................................8
     Section 2.  Annual Meeting.........................................8
     Section 3.  Regular Meetings.......................................8
     Section 4.  Special Meetings.......................................8
     Section 5.  Quorum.................................................8
     Section 6.  Executive Committee....................................9
     Section 7.  Other Committees.......................................9
     Section 8.  Action by Consent......................................9
     Section 9.  Compensation of Directors..............................9

ARTICLE V - NOTICE OF MEETINGS.........................................10
     Section 1.  Form of Notice........................................10
     Section 2.  Waiver................................................10
     Section 3.  Telephone Meetings....................................10

ARTICLE VI - OFFICERS..................................................10
     Section 1.  In General............................................10
     Section 2.  Election..............................................10
     Section 3.  Other Officers and Agents.............................10
     Section 4.  Salaries..............................................11
     Section 5.  Term of Office and Removal............................11
     Section 6.  Chairman of the Board.................................11
     Section 7.  Vice Chairman of the Board............................11
     Section 8.  Chief Executive Officer...............................11
     Section 9.  President.............................................11
     Section 10. Vice Presidents.......................................11
     Section 11. Secretary.............................................12
     Section 12. Assistant Secretaries.................................12
     Section 13. Treasurer.............................................12
     Section 14. Assistant Treasurers..................................12
     Section 15. Controller............................................12
     Section 16. Bonding...............................................12

ARTICLE VII - CERTIFICATES OF SHARES...................................13
     Section 1.  Form of Certificates..................................13
     Section 2.  Lost Certificates.....................................13
     Section 3.  Transfer of Shares....................................13
     Section 4.  Registered Stockholders...............................13

ARTICLE VIII - GENERAL PROVISIONS......................................14
     Section 1.  Dividends.............................................14
     Section 2.  Reserves..............................................14
     Section 3.  Fiscal Year...........................................14
     Section 4.  Seal..................................................14
     Section 5.  Annual Statement......................................14
     Section 6.  Checks................................................14

ATTICLE IX - INDEMNITY.................................................14
     Section 1.  Indemnification.......................................14
     Section 2.  Advancement of Expenses...............................15
     Section 3.  Indemnification Additional to Other Rights............15

ARTICLE X - AMENDMENTS.................................................15
     Section 1.  By Stockholders.......................................15
     Section 2.  By the Board of Directors.............................15

                                   ARTICLE I

                                    OFFICES

    Section 1.  Registered Office.  The initial registered office of the
    ---------   -----------------
corporation shall be at such place as is designated in the Certificate of Incorporation (herein, as amended from time to time, so called), or thereafter the registered office may be at such other place as the Board of Directors may from time to time designate by resolution.

    Section 2.  Other Offices.  The Company may also have offices at such other
    ---------   -------------
places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company may require.

                                   ARTICLE II

                                  STOCKHOLDERS

   Section 1.  Meetings.  All meetings of the stockholders for the election of
   ---------   --------
Directors shall be held at the principal office of the corporation, or at such other place within or without the State of Delaware, as may be fixed from time to time by the Board of Directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

   Section 2.  Annual Meeting; Advance Notice for New Business.  An annual
   ---------   -----------------------------------------------
meeting of the stockholders shall be held on such date in each fiscal year of the corporation as the Board of Directors shall select, at which meeting the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.

   In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

   To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within forty-five (45) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

   To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. In addition, notwithstanding anything in this Section 2 to the contrary, a stockholder intending to nominate one or more persons for election as a Director at an annual or special meeting must comply with Article III,
Section 2 of these Bylaws (herein, as amended from time to time, so called) for such nomination or nominations to be properly brought before such meeting.

   No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

    Section 3.  List of Stockholders.  At least ten days before each meeting of
    ---------   --------------------
stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list shall be kept on file either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified at the place where the meeting is to be held for a period of ten days prior to such meeting and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be, subject to the inspection of any stockholder who may be present. The Board of

Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such record date to be not less than ten nor more than sixty days prior to such meeting, or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board of Directors, the close of business on the date next preceding the day on which the notice is given shall be the record date.

     Section 4.  Special Meetings.
     ---------   ----------------

          (a) Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the General Corporation Law of the State of Delaware (herein called the "Act"), by the Certificate of Incorporation or by the Bylaws, may be called by the President or the Board of Directors or shall be called by the President or Secretary at the request in writing sent by registered mail of holders entitled to cast at least 20% of the votes which all stockholders are entitled to cast at the particular meeting.

          (b) Any stockholders of record requesting the corporation to call a special meeting of stockholders pursuant to this Section 4 (collectively, the "Initiating Stockholder") shall deliver or mail by registered mail written notice of such request to the Secretary of the corporation at its principal executive offices (the "Notice"). The Notice must contain (i) a brief description of the business desired to be brought before the special meeting and the reasons for conducting such business at a special meeting, (ii) the name and record address of the Initiating Stockholder, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the Initiating Stockholder, (iv) a description of all arrangements or understandings between the Initiating Stockholder and any other person or persons (including their names) in connection with the calling of a special meeting or the proposal of such business at a special meeting by the Initiating Stockholder and any material interest of the Initiating Stockholder in such special meeting or such business, and (v) a representation that the Initiating Stockholder intends to appear in person or by proxy at the special meeting to bring such business before the meeting. The purposes of a special meeting shall be stated in the order therefor, and the business transacted at such special meeting shall be confined to such purposes.

          (c) If the Initiating Stockholder owns of record shares of the corporation entitled to cast at least 20% of the votes that all stockholders are entitled to cast at the particular meeting (the "Requisite Shares"), the corporation shall be required to call the special meeting of stockholders requested by the Initiating Stockholder in accordance with the provisions of this Section 4.

          (d) If the Initiating Stockholder does not own of record the Requisite Shares, the provisions of this subsection (d) shall apply. Within 10 days after the Secretary's receipt of the Notice from the Initiating Stockholder containing all the information required by subsection (b) of this Section 4, the Board of Directors shall fix a record date for determining the stockholders of record entitled to join in the request for the calling of the special meeting of stockholders. The corporation shall give prompt written notice of the fixing of the record date to the Initiating Stockholder. If such record date is not fixed within such 10 day period, the record date shall be the close of business on the date next preceding the day on which the Initiating Stockholder requests in writing that a record date be set. If stockholders of record on the record date purporting to own of record the Requisite Shares deliver or mail written requests to the Secretary of the corporation at its principal executive offices that the corporation call the special meeting, the corporation shall promptly appoint an inspector to perform a ministerial review of, and render a report to the corporation and the Initiating Stockholder concerning, the validity of such requests and any revocations thereof. The inspector will be instructed to perform such review and render such report promptly. The corporation shall not be required to call the special meeting until the inspector has rendered such report and certified in writing to the corporation and the Initiating Stockholder that valid, unrevoked requests for the calling of the special meeting were received from stockholders of record on the record date owning of record on such date the Requisite Shares. Nothing contained in this subsection (d) shall be construed to mean or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any written request or revocation thereof, whether before or after certification by the inspector, through court proceedings or otherwise. Any dispute as to whether or not the corporation is required to call the special meeting of stockholders will be resolved through appropriate court proceedings, in which the corporation will request the court to resolve the dispute as expeditiously as possible.

          (e) Notwithstanding any other provision of these Bylaws, no written request to call a special meeting of stockholders shall be effective unless, within 60 days after the record date fixed pursuant to subsection (d) of this
Section 4, the corporation has received such written requests from stockholders of record on such record date owning on such date the Requisite Shares.

          (f) The record date for determining the stockholders of record entitled to vote at a special meeting called pursuant to this Section 4 shall be fixed by the Board of Directors within 10 days after it is determined that the corporation is required to call such meeting in accordance with the provisions of this Section 4. Written notice of such record date shall be sent promptly to the Initiating Stockholder and the meeting shall be held on such date as shall be determined by the Board of Directors in its sole discretion, which shall be not less than ninety (90) nor more than one hundred twenty (120) days after the date on which (i) a satisfactory request for a special meeting is made by an Initiating Stockholder pursuant to subsection (c) of this Section 4 or (ii) a determination is made pursuant to subsection (d) of this Section 4 that sufficient written consents requesting a special meeting have been received by the inspector. If such record date is not fixed within such 10 day period, the record date shall be the close of business on the tenth day following the day on which it is determined that the corporation is required to call such special meeting.

          (g) The business to be conducted at a special meeting called pursuant to this Section 4 shall be limited to the business set forth in the Notice and such other business or proposals as the Board of Directors shall determine and shall be set forth in the notice of meeting. The Board of Directors or the Chairman of the Board of Directors may determine rules and procedures for the conduct of the special meeting.

    Section 5.  Notice.  Written or printed notice stating the place, day and
    ---------   ------
hour of any meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at the meeting.

    Section 6.  Quorum.  At all meetings of the stockholders, the presence in
    ---------   ------
person or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by the Act, by the Certificate of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

    Section 7.  Voting.  When a quorum is present at any meeting, the vote of
    ---------   ------
the holders of a majority of the shares having voting power present in person or represented by proxy at such meeting shall decide any questions brought before such meeting, unless the question is one upon which, by express provision of the Act or of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Election of Directors at an annual or special meeting shall be by plurality vote, i.e., the person or persons receiving the greatest number of votes cast shall be duly elected to the directorship or directorships being filled at such meeting. The stockholders present in person or by proxy at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

    Section 8.  Proxy.  Each outstanding share, regardless of class, shall be
    ---------   -----
entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed or authorized in any manner permitted or not prohibited by the Act. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Such proxy shall be filed with the Secretary of the corporation prior to or at the time of the meeting.

   A duly executed proxy shall be irrevocable if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

                                  ARTICLE III

                               BOARD OF DIRECTORS

    Section 1.  Board of Directors.  The business and affairs of the corporation
    ---------   ------------------
shall be managed by its Board of Directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not by the Act or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

    Section 2.  Number of Directors; Advance Notice for Nomination of Directors.
    ---------   ---------------------------------------------------------------
Except as otherwise provided in the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of Directors shall be fixed by resolution of the Board of Directors from time to time, none of whom need be stockholders or residents of the State of Delaware. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1988, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1989, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1990, with members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the corporation, the successors to the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

    Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.

    In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

    To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation (a) in the case of an annual meeting, not less ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called or a date that is not within forty-five (45) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

    To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

    No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

    Section 3.  Vacancies.  Any Director may be removed for cause, at any
    ---------   ----------
special or annual meeting of stockholders by the affirmative vote of a majority in number of shares of the stockholders present in person or by proxy at such meeting and entitled to vote for the election of such Director. Newly created directorships resulting from any increase in the authorized number of directors and any vacancies occurring in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Directors or otherwise, may be filled by the vote of a majority of the Directors then in office, though less than a quorum. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified.

                                   ARTICLE IV

                             MEETINGS OF THE BOARD

    Section 1.  Meetings.  The Directors of the corporation may hold their
    ---------   --------
meetings, both regular and special, at such times and places as are fixed from time to time by resolution of the Board of Directors.

    Section 2.  Annual Meeting.  The first meeting of each newly elected Board
    ---------   --------------
of Directors shall be held without further notice immediately following the annual meeting of stockholders, and at the same place, unless by unanimous consent of the Directors then elected and serving such time or place shall be changed.

    Section 3.  Regular Meetings.  Regular meetings of the Board of Directors
    ---------   ----------------
may be held without notice at such time and place as shall from time to time be determined by resolution of the Board.

   Section 4.  Special Meetings.  Special meetings of the Board of Directors may
   ---------   ----------------
be called by the Chairman of the Board, the President or by a majority of the Directors in office. The purpose of any special meeting shall be specified in the notice or any waiver of notice. Each notice of a meeting of the Board of Directors may be delivered personally or by telephone to a Director not later than the day before the day on which the meeting is to be held; sent to a Director at his residence or usual place of business, or at any other place of which he will have notified the corporation, by telegram, telex, cable, wireless, facsimile or similar means at least 24 hours before the time at which the meeting is to be held; or posted to him at such place by prepaid first class or air mail, as appropriate, at least three days before the day on which the meeting is to be held. Notice of a meeting of the Board of Directors need not be given to any Director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior to or at its commencement, the lack of notice to him.

   Section 5.  Quorum.  At all meetings of the Board of Directors the presence
   ---------   ------
of a majority of the number of Directors then constituting the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Act or by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

   Section 6.    Executive Committee.  The Board of Directors may, by resolution
   ---------     -------------------
passed by a majority of the whole Board, designate an Executive Committee, to consist of two or more Directors of the corporation, one of whom shall be designated as chairman, who shall preside at all meetings of such Committee.
The Executive Committee shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall not have power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Act to be submitted to stockholders for approval, or
(ii) adopting, amending or repealing any bylaw of the corporation. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. Any member of the Executive Committee may be removed, for or without cause, by the affirmative vote of a majority of the whole Board of Directors. If any vacancy or vacancies occur in the Executive Committee caused by death, resignation, retirement, disqualification, removal from office or otherwise, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

     Section 7.  Other Committees.  The Board of Directors may, by resolution
     ---------   ----------------
passed by a majority of the whole Board, designate other committees, each committee to consist of two or more Directors of the corporation, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. Such committee or committees shall have such name or names as may be designated by the Board and shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

   Section 8.  Action by Consent.  Any action required or permitted to be taken
   ---------   -----------------
at any meeting of the Board of Directors, the Executive Committee or any other committee of the Board of Directors, may be taken without such a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or the Executive Committee or such other committee, as the case may be and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

   Section 9.  Compensation of Directors.  Directors, as such, shall not receive
   ---------   -------------------------
any stated salary for their services, but may receive such compensation and reimbursements as may be determined from time to time by resolution of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE V

                               NOTICE OF MEETINGS

   Section 1.  Form of Notice.  Whenever under the provisions of the Act or of
   ---------   --------------
the Certificate of Incorporation or of these Bylaws, notice is required to be given to any Director or stockholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, by mail, postage prepaid, addressed to such Director or stockholder at such address as appears on the books of the corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same be thus deposited in the United States mail as aforesaid.

   Section 2.   Waiver.  Whenever any written notice is required to be given to
   ---------    ------
any stockholder or Director of the corporation, under the provisions of the Act or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.

   Section 3.   Telephone Meetings.  Stockholders, members of the Board of
   ---------    ------------------
Directors or members of any committee designated by the Board of Directors may participate in and hold meetings of such stockholders, Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                                   ARTICLE VI

                                    OFFICERS

   Section 1.  In General.  The officers of the corporation shall be elected by
   ---------   ----------
the Board of Directors and shall be a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board, Vice Chairman of the Board, additional Vice Presidents, Assistant Vice Presidents, a Controller, and one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person.

    Section 2.   Election.  The Board of Directors shall annually elect officers
    ---------    --------
and shall, by resolution, designate one of such officers to be the Chief Executive Officer of the corporation. None of such officers need be a member of the Board of Directors.

    Section 3.   Other Officers and Agents.  The Board of Directors may also
    ---------    -------------------------
elect and appoint such other officers and agents as it shall deem necessary, who shall be elected and appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

   Section 4.   Salaries.  The salaries of all officers and agents of the
   ---------    --------
corporation shall be fixed by the Board of Directors or, if so authorized by the Board of Directors, by the Chief Executive Officer.

   Section 5.  Term of Office and Removal.  Each officer of the corporation
   ---------   --------------------------
shall hold office until his death, or his resignation or removal from office, or the election and qualification of his successor, whichever shall first occur. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, whenever in its judgment the best interests of the corporation will be served thereby. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

    Section 6.   Chairman of the Board.  The Chairman of the Board, if any,
    ---------    ---------------------
shall preside at all meetings of the stockholders at which he may be present and at all meetings of the Board at which he may be present, and shall be ex officio a member of all standing committees and shall perform such other duties as may be assigned to him by the Board of Directors.

    Section 7.   Vice Chairman of the Board.  The Vice Chairman of the Board, if
    ---------    --------------------------
any, shall have such powers and perform such duties as the Board of Directors or the Executive Committee may from time to time prescribe or as the Chairman of the Board may from time to time delegate to him. In the absence or disability of the Chairman of the Board, the Vice Chairman of the Board shall perform the duties and exercise the powers of the Chairman of the Board.

    Section 8.  Chief Executive Officer.  The Chief Executive Officer of the
    ---------   -----------------------
corporation shall have, subject only to the Board of Directors and the Executive Committee, general and active management and supervision of the business and affairs of the corporation and shall see that all orders and resolutions of the Board of Directors and the Executive Committee are carried into effect. He shall have all powers and duties of supervision and management usually vested in the general manager of a corporation, including the supervision and direction of all other officers of the corporation and the power to appoint and discharge agents and employees. In the absence of the Chairman of the Board or the Vice Chairman of the Board, if any, he shall preside at all meetings of the Board of Directors. He shall be ex officio a member of all standing committees and shall execute bonds, mortgages, and all other contracts or instruments requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or the Executive Committee to some other officer or agent of the corporation.

    Section 9.   President.  The President shall be the chief administrative
    ---------    ---------
officer of the corporation. The President shall perform such other duties as from time to time may be assigned to him by the Board of Directors or the Executive Committee and by the Chief Executive Officer of the corporation.

    Section 10.  Vice Presidents.  Each Vice President shall have such powers
    ----------   ---------------
and perform such duties as the Board of Directors or the Executive Committee may from time to time prescribe, or as the Chief Executive Officer may from time to time delegate to him. In the absence or disability of the President, a Vice President designated by the Board of Directors shall perform the duties and exercise the powers of the President.

    Section 11.  Secretary.  The Secretary shall attend all meetings of the
    ----------   ---------
stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall perform like duties for the Board of Directors and the Executive Committee when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation.

    Section 12.   Assistant Secretaries.  Each Assistant Secretary shall have
    ----------    ---------------------
such powers and perform such duties as the Board of Directors may from time to time prescribe. Unless otherwise provided by the Board of Directors, in the absence or disability of the Secretary, any Assistant Secretary may perform the duties and exercise the powers of the Secretary.

    Section 13.  Treasurer.  The Treasurer shall have the custody of all
    ----------   ---------
corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements of the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, shall render to the Chief Executive Officer and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation, and shall perform such other duties as the Board of Directors may prescribe.

    Section 14.  Assistant Treasurers.  Each Assistant Treasurer shall have such
    ----------   --------------------
powers and perform such duties as the Board of Directors may from time to time prescribe. Unless otherwise provided by the Board of Directors, in the absence or disability of the Treasurer, any Assistant Treasurer may perform and exercise the powers of the Treasurer.

    Section 15.  Controller.  The Controller shall share with the Treasurer
    ----------   ----------
responsibility for the financial and accounting books and records of the corporation, shall report to the Treasurer, and shall perform such other duties as the Board of Directors or the Executive Committee or the Chief Executive Officer may from time to time prescribe.

    Section 16.  Bonding. If required by the Board of Directors, all or certain
    ----------   -------
of the officers shall give the corporation a bond, in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of their office and for the restoration to the corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the corporation.

                                  ARTICLE VII

                             CERTIFICATES OF SHARES

    Section 1.  Form of Certificates.  Certificates, in such form as may be
    ---------   --------------------
determined by the Board of Directors, representing shares to which stockholders are entitled shall be delivered to each stockholder. Such certificates shall be consecutively numbered and shall be entered in the stock book of the corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number, class of shares, and the par value of such shares or a statement that such shares are without par value. They shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar, either of which is other than the corporation or an employee of the corporation, the signatures of the corporation's officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation or its agents, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

    Section 2.  Lost Certificates.  The Board of Directors may direct that a new
    ---------   -----------------
certificate be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed and the Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond, in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

    Section 3. Transfer of Shares.  Shares of stock shall be transferable only
    ---------  ------------------
on the books of the corporation by the holder thereof in person or by his duly
authorized attorney, lawfully constituted in writing.    No transfer shall be
made which is inconsistent with law.

    Section 4.  Registered Stockholders.  The corporation shall be entitled to
    ---------   -----------------------
treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

   Section 1.    Dividends.  Dividends upon the outstanding shares of the
   ---------     ---------
corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the corporation, subject to the provisions of the Act and the Certificate of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date to be not more than sixty days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

   Section 2.    Reserves.  There may be created by resolution of the Board of
   ---------     --------
Directors out of the net profits of the corporation such reserve or reserves as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for such other purpose as the Directors shall think beneficial to the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

   Section 3.    Fiscal Year.  The fiscal year of the corporation shall be fixed
   ---------     -----------
by resolution of the Board of Directors.

   Section 4.    Seal.  The corporation shall have a seal, and said seal may be
   ---------     ----
used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the corporation shall have authority to affix the seal to any document requiring it.

   Section 5.    Annual Statement.  The Board of Directors shall present at each
   ---------     ----------------
annual meeting, and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.

   Section 6.    Checks.  All checks or demands for money and notes of the
   ---------     ------
corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   ARTICLE IX

                                   INDEMNITY

   Section 1.    Indemnification.  The corporation shall indemnify its directors
   ---------     ---------------
and officers to the fullest extent permitted by the Act and may, if and to the extent authorized by the

Board of Directors, so indemnify any other person whom it has the power to indemnify against any liability, expense or other matter whatsoever.

     Section 2.  Advancement of Expenses.  Expenses incurred by a director or
                 -----------------------
officer in defending or investigating a threatened or pending action, suit or proceeding shall be timely paid by the corporation as and when such expenses are incurred and in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article IX.

    Section 3.  Indemnification Additional to Other Rights.  The rights of
    ---------   ------------------------------------------
indemnification provided for in this Article IX shall be in addition to any rights to which any such Director, officer or employee may be entitled under any agreement, vote of stockholders, the Certificate of Incorporation, or as a matter of law or otherwise.

                                   ARTICLE X

                                   AMENDMENTS

    Section 1.  By Stockholders.  These Bylaws may be amended or repealed by the
    ---------   ---------------
vote of stockholders entitled to at least a majority of the votes which all stockholders are entitled to cast thereon, at any regular or special meeting of the stockholders, duly convened after notice to the stockholders of that purpose.

   Section 2.   By the Board of Directors.  These Bylaws may also be amended or
   ---------    -------------------------
repealed by the Board of Directors by the vote of a majority of Directors, except as such power may be limited by any one or more bylaws adopted by the stockholders.



Adopted and effective as of October 22, 1999



/s/ Don J. McDermett, Jr.
-------------------------
Don J. McDermett, Jr.,
Secretary